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            UNIVERSAL FRANCHISE OPPORTUNITIES CORP. AND SUBSIDIARIES

                SCHEDULE OF COMPUTATION OF NET INCOME PER SHARE

                                                                     FOR THE YEARS ENDED DECEMBER 31,
                                                                     --------------------------------
                                                                        1994                 1995
                                                                        ----                 ----
                           PRIMARY

Income (loss) from continuing operations.........................   $(2,074,333)          (590,621)

Income (loss) from discontinued operations.......................       (56,163)          (241,499)
                                                                    -----------         ----------
Net income (loss)................................................   $(2,130,496)        (1,132,120)
                                                                    ===========         ==========

Weighted average number of common shares outstanding
 during year.....................................................     2,812,980          2,812,980

Add: -- Common equivalent shares
 (Determined using the "treasury stock" method) representing
 shares issuable upon exercise of employee stock options.........       N/A                 N/A
                                                                    -----------         ----------
  Weighted average number of shares used in calculation of
    income per share.............................................    2,812,980           2,812,980
                                                                    -----------         ----------
Per share of common stock

  Income (loss) from continuing operations.......................       $(0.74)             $(0.32)

  Income (loss) from discontinued operations.....................       $(0.02)             $(0.08)
                                                                    -----------         ----------
  Income (loss) per common share.................................       $(0.76)             $(0.40)
                                                                    ===========         ==========
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As indicated in note 10 to financial statements, no common stock equivalents were outstanding for purposes of calculating primary and fully diluted earnings per share for the years ending December 31, 1995 and 1994. All calculations of primary and fully diluted earnings per share were anti-dilutive.